UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2020

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2020 (the “Amendment Date”), Computer Programs and Systems, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “2020 Credit Agreement”), by and among the Company, certain subsidiaries of the Company, as guarantors (collectively, the “Subsidiary Guarantors”), Regions Bank, as administrative agent and collateral agent (the “Agent”), and various other lenders from time to time, which modified certain terms of the Company’s existing credit agreement, including the following amendments:

1.

The maximum borrowing capacity under the revolving credit facility increased from $50 million to $110 million. The outstanding principal balance of the term loan facility decreased from $87 million to $75 million.

2.	The pricing grid used to determine applicable margins for commitment fees and interest rates on any outstanding revolving credit or term loan balances changed to the following:

Pricing Level	Consolidated Net Leverage Ratio	Adjusted LIBOR Rate Loans and Letter of Credit Fee	Base Rate Loans	Commitment Fee
1	≥3.0:1.0	3.00%	2.00%	0.40%
2	<3.0:1.0 but ≥2.5:1.0	2.50%	1.50%	0.35%
3	<2.5:1.0 but ≥2.0:1.0	2.25%	1.25%	0.30%
4	<2.0:1.0 but ≥1.5:1.0	2.00%	1.00%	0.25%
5	<1.5:1.0	1.75%	0.75%	0.25%

3.	The term “Consolidated EBITDA” was changed to remove the permitted adjustment for the utilization of net operating losses related to the Company’s previous acquisition of Healthland Holding Inc.

4.

The term “Consolidated Leverage Ratio” was changed to “Consolidated Net Leverage Ratio” and the definition was changed such that the numerator nets qualified cash of the Company and its subsidiaries in an aggregate amount not to exceed $10 million from Consolidated Funded Debt.

5.	The floor for the adjusted LIBOR rate and the index rate increased from zero to 0.50%.

6.

The limitation on the aggregate consideration that may be paid by the Company and its subsidiaries for acquisitions during any fiscal year and during the term of the 2020 Credit Agreement has been removed.

7.	The maturity date for both the revolving credit and term loan facilities changed from October 2022 to June 2025.

8.

The principal amortization payments of the term loan facility due between June 30, 2020 and September 30, 2022 decreased, and such payments were added for the fiscal quarters until the new maturity date.

9.	The limitation on the aggregate amount of unsecured indebtedness that the Company may incur increased from $10 million to $20 million.

10.

The limitation on the Company’s aggregate amount of dividends and other distributions made in a certain time period has been removed, subject to continued compliance with the 2020 Credit Agreement’s Consolidated Fixed Charge Coverage Ratio financial covenant.

The Company’s obligations under the 2020 Credit Agreement are secured pursuant to an Amended and Restated Pledge and Security Agreement (the “2020 Pledge and Security Agreement”), dated as of the Amendment Date, by and among the parties identified as Obligors therein and Regions Bank, as collateral agent, on a first priority basis by a security interest in substantially all of the tangible and intangible assets (subject to certain exceptions) of the Company and the Subsidiary Guarantors, including certain registered intellectual property and the capital stock of certain of the Company’s direct and indirect subsidiaries. The Company’s obligations under the 2020 Credit Agreement are also guaranteed by the Subsidiary Guarantors.

All other material terms of the existing credit agreement remain the same and are described in more detail in the Current Reports on Forms 8-K and 8-K/A previously filed on January 8, 2016, December 23, 2016, October 17, 2017, November 1, 2017 and February 14, 2018. The 2020 Credit Agreement provides for other changes to the Company’s existing credit agreement that are not material to that agreement or the Company. The changes reflected in the 2020 Pledge and Security Agreement are not material to that agreement or the Company.

The foregoing description of the 2020 Credit Agreement and the 2020 Pledge and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2020 Credit Agreement and the 2020 Pledge and Security Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Copies of the 2020 Credit Agreement and the 2020 Pledge and Security Agreement have been included as exhibits to this Current Report on Form 8-K to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the 2020 Credit Agreement and the 2020 Pledge and Security Agreement were made only for purposes of such agreements and as of the specific date of such agreements; were made solely for the benefit of the parties to such agreements; may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules that modify, qualify or create exceptions to the representations and warranties set forth in such agreements; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to such agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the 2020 Credit Agreement and the 2020 Pledge and Security Agreement, which subsequent information may or may not be fully reflected the Company’s public disclosures.

The joint lead arrangers and joint book managers, the administrative agent and collateral agent, certain lenders under the 2020 Credit Agreement and their respective affiliates are full service financial institutions and have in the past provided, and may in the future provide, certain other commercial banking, financial advisory and investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the 2020 Credit Agreement and the 2020 Pledge and Security Agreement is hereby incorporated by reference into this Item 2.03. Amounts outstanding under the Company’s credit facilities immediately before and after the execution of the 2020 Credit Agreement were as follows, with amounts outstanding after execution inclusive of fees and accrued interest (dollars in millions and rounded to the nearest million):

	Outstanding Amounts Before Execution	Outstanding Amounts After Execution
Term loan facility	$87	$75
Revolving credit facility	$16	$29
Total	$103	$104

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of June 16, 2020, by and among Computer Programs and Systems, Inc., certain of its subsidiaries, as guarantors, certain lenders named therein, and Regions Bank, as administrative agent and collateral agent.

10.2	Amended and Restated Pledge and Security Agreement, dated as of June 16, 2020, by and among the parties identified as Obligors therein and Regions Bank, as collateral agent.

99.1	Press Release dated June 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: June 18, 2020	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

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